Exhibit 99.2

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Condensed Financial Statements

(Expressed in US dollars)

January 31, 2013

(unaudited)

Condensed Balance Sheets (unaudited)	2
Condensed Statements of Operations (unaudited)	3
Condensed Statements of Cash Flows (unaudited)	4
Notes to the Condensed Financial Statements	5

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Condensed Balance Sheets

	January 31, 2013 $	April 30, 2012 $
	(unaudited)
ASSETS

Cash	30,035	6,970

Total Assets	30,035	6,970

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	70,062	38,606
Due to related parties	15,700	750
Notes payable	87,500	87,500

Total Liabilities	173,262	126,856

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 50,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 950,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 810,000,000 and 720,000,000 common shares, respectively	810,000	720,000

Additional paid-in capital	(763,250)	(718,250)

Accumulated deficit during the development stage	(189,977)	(121,636)

Total Stockholders’ Deficit	(143,227)	(119,886)

Total Liabilities and Stockholders’ Deficit	30,035	6,970

(The accompanying notes are an integral part of these condensed financial statements)

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Condensed Statement of Operations

(unaudited)

	For the Three Months Ended January 31, 2013 $	For the Three Months Ended January 31, 2012 $	For the Nine Months Ended January 31, 2013 $	For the Nine Months Ended January 31, 2012 $	Accumulated from April 6, 2011 (date of inception) to January 31, 2013 $

Revenue	–	–	–	–	–

Operating Expenses

Consulting fees	–	–	–	–	5,000
General and administrative	4,435	774	15,730	7,142	33,250
Management fees	3,000	3,000	9,000	9,000	21,000
Professional fees	9,750	11,000	37,000	36,250	119,000

Total Operating Expenses	17,185	14,774	61,730	52,392	178,250

Loss from operations	(17,185)	(14,774)	(61,730)	(52,392)	(178,250)

Other expense

Interest expense	(2,205)	(1,575)	(6,611)	(3,311)	(11,727)

Net Loss	(19,390)	(16,349)	(68,341)	(55,703)	(189,977)
Net Loss per Share – Basic and Diluted	–	–	–	–

Weighted Average Shares Outstanding – Basic and Diluted	810,000,000	720,000,000	767,934,783	720,000,000

(The accompanying notes are an integral part of these condensed financial statements)

NEW YORK TUTOR COMPANY

(A Development Stage Company)

Statement of Cashflows

(unaudited)

	For the Nine Months Ended January 31, 2013 $	For the Nine Months Ended January 31, 2012 $	Accumulated from April 6, 2011 (date of inception) to January 31, 2013 $

Operating Activities

Net loss for the period	(68,341)	(55,703)	(189,977)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	31,456	7,356	70,062
Due to related parties	14,950	(1,000)	15,700

Net Cash Used In Operating Activities	(21,935)	(49,347)	(104,215)

Financing Activities

Proceeds from note payable	–	45,000	87,500
Proceeds from sale of common stock	45,000	–	45,000
Amounts contributed by shareholder	–	–	1,750

Net Cash Provided by Financing Activities	45,000	45,000	134,250

Increase (Decrease) in Cash	23,065	(4,347)	30,035

Cash – Beginning of Period	6,970	4,562	–

Cash – End of Period	30,035	215	30,035

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

(The accompanying notes are an integral part of these condensed financial statements)

New York Tutor Company

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

New York Tutor Company (the “Company”) was incorporated in the State of Nevada on April 6, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of January 31, 2013, the Company has not recognized any revenue, and has an accumulated deficit of $189,977. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

New York Tutor Company

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share . ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. There are no potential dilutive shares outstanding as of January 31, 2013.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Comprehensive Loss

ASC 220, Comprehensive Income , establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of January 31, 2013 and April 30, 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

New York Tutor Company

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

i)

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation.

3.

Notes Payable

a)

In April 2011, the Company issued a $17,500 note to a non-related party. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at January 31, 2013, the Company recorded accrued interest of $3,193 (April 30, 2012 – $1,875) which has been recorded as accrued liabilities.

b)

From July 2011 to February 2012, the Company issued $70,000 of notes payable to a non-related party. Under the terms of the notes, the amounts are unsecured, due interest at 10% per annum, and due on demand. As at January 31, 2013, the Company recorded accrued interest of $8,534 (April 30, 2012 - $3,241) which has been recorded as accrued liabilities.

4.

Related Party Transactions

a)

As at January 31, 2013, the Company owes $15,700 (April 30, 2012 - $750) to the President and Director of the Company for general expenditures and management fees.  The amount owing is unsecured, non-interest bearing, and is due on demand.

b)

During the nine months ended January 31, 2013, the Company incurred management fees of $9,000 (January 31, 2012 - $9,000) to the President and Director of the Company.  The Company is committed to monthly management fees of $1,000 until the termination of the management agreement.  During the nine months ended January 31, 2013, the Company repaid $5,000 (January 31, 2012 – $9,000). The remaining compensation expense is included in accrued compensation of $4,000 and $nil at January 31, 2013 and April 30, 2012, respectively.

5.

Common Shares

a)

On September 6, 2012, the Company issued 562,500 common shares at $0.08 per share for total proceeds of $45,000.

b)

On November 8, 2012, the Company increased its authorized capital from 300,000,000 shares to 1,000,000,000 shares, of which 950,000,000 shares will be common stock and 50,000,000 will be preferred stock, with no change in par value.  The Company also effected a 160-to-1 forward stock split of its issued and outstanding shares.  As a result, the issued and outstanding common shares increased from 5,062,500 shares to 810,000,000 shares.  All share and per share information has been retroactively adjusted to reflect the forward stock split.

6.

Subsequent Events

We have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events after January 31, 2013.